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                                    PART II
                                   ITEM 15-8
       PowerSource Corporation Proforma Statement of Stockholders Eguity

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

                             POWERSOURCE CORPORATION
                             PROFORMA BALANCE SHEET

                                                     ACTUAL             PROFORMA
                                                     ------             --------
                                                September 15,    Private Placement Effect
                                                     1998
                                                                   No Warrants Exercised         All Warrants Exercised
                                                                  Minimum        Maximum         Minimum        Maximum
                                                                  -------        -------         -------        -------
Assets
Current Assets
Cash and Equivalents                                 $34,696       $128,446      $1,994,696       $303,446      $5,494,696
Accounts Receivable                                1,750,000      1,750,000       1,750,000      1,750,000       1,750,000
Prepaid Expenses                                       1,052         41,052         801,052         41,052         801,052
Power Inventory                                            0        116,250       2,240,000        116,250       2,240,000
Total Current Assets                              $1,785,748     $2,035,748      $6,785,748     $2,210,748     $10,285,748
Equipment, Fixture and                                 9,146          9,146           9,146          9,146           9,146
Furniture
(net of accumulated depreciation of $1,518)
Other Assets
Organization                                           4,250          4,250           4,250          4,250           4,250
Costs
(net of accumulated amortization of $750)
Investment in Oil and Gas Properties                 535,000        535,000         535,000        535,000         535,000
Total Assets                                      $2,334,144     $2,584,144      $7,334,144     $2,759,144     $10,834,144

Liabilities and Stockholder's Equity
Current Liabilities
Accrued Expenses                                      $1,501         $1,501          $1,501         $1,501          $1,501
Payroll Tax Payable                                      540            540             540            540             540
Interest Payable                                       3,052          3,052           3,052          3,052           3,052
Income Tax Payable                                   650,537        650,537         650,537        650,537         650,537
Notes Payable                                        116,000        116,000         116,000        116,000         116,000
Total Current Liabilities                           $771,630       $771,630        $771,630       $771,630        $771,630
Stockholder's Equity
Common Stock, par value $ .001, 50,000,000             5,167          5,267           7,167          5,317           8,167
shares authorized, 5,167,161 shares issued
and outstanding
Paid-in Capital in Excess of Par Value                42,310        292,210       5,040,310        467,160       8,539,310
Preferred Stock                                      535,000        535,000         535,000        535,000         535,000
Retained Earnings                                    980,037        980,037         980,037        980,037         980,037
Total Stockholder's Equity                        $1,562,514     $1,812,514      $6,562,514     $1,987,514     $10,062,514
Total Liabilities and Stockholder's Equity        $2,334,144     $2,584,144      $7,334,144     $2,759,144     $10,834,144

                             POWERSOURCE CORPORATION
                   PROFORMA STATEMENT OF STOCKHOLDERS' EQUITY
           SUBJECT TO EFFECT OF PRIVATE PLACEMENT OF REGULATION D 506

                                                        Common Stock           Additional   Preferred    Retained        Total
                                                                            Paid-In Capital   Stock      Earning
                                                                            ---------------   -----      -------
                                                    Shares       Amount
                                                    ------       ------

                        Balance at 09-15-98 ..     5,167,161     $5,167     $    42,310     $535,000     $980,037     $ 1,562,514

Prospectus Effect
-----------------
              Min Private Placement, Note 1
                         200 Units @ $5,000
    100,000 Common Shares @ $2.50 Per Share
                        Proforma Adjustment ..       100,000        100         292,210            0            0         292,310
                                      Total ..     5,267,161     $5,267     $   334,520     $535,000     $980,037     $ 1,854,824
                                                   ---------     ------     -----------     --------     --------     -----------

              Max Private Placement, Note 2
                        1000 Units @ $5,000
  2,000,000 Common Shares @ $2.50 Per Share
                        Proforma Adjustment ..     2,000,000      2,000       5,040,310            0            0       5,042,310
                                      Total ..     7,167,161     $7,167     $ 5,082,620     $535,000     $980,037     $ 6,604,824
                                                   ---------     ------     -----------     --------     --------     -----------

         Min Warrants Exercise, Notes 3 & 4
50,000 Warrants Exercised @ $3.50 Per Share
                        Proforma Adjustment ..        50,000         50         467,160            0            0         467,210
                                      Total ..     5,317,161     $5,317     $   801,680     $535,000     $980,037     $ 2,322,034
                                                   ---------     ------     -----------     --------     --------     -----------

         Max Warrants Exercise, Notes 3 & 5
1,000,000 Warrants Exercised @ $3.50 Per Share
                        Proforma Adjustment ..     1,000,000      1,000       8,539,310            0            0       8,540,310
                                      Total ..     8,167,161     $8,167     $13,621,930     $535,000     $980,037     $15,145,134
                                                   =========     ======     ===========     ========     ========     ===========

                                    DILUTION
                                    --------

Offering Price Per Unit: .................................    $     5,000.00
Shares Outstanding at 9-15-98: ...........................          5,167,161
Total Minimum Units
being Offered Hereby: ....................................                 50
Total Maximum Units
being Offered Hereby: ....................................              1,000
Net Tangible Book Value
Per Share Before Offering: ...............................               0.30
Net Tangible Book Value Per Share
After a Minimum Offering: ................................               0.34
Net Tangible Book Value Per Share
After a Maximum Offering: ................................               0.92
Increase in Net Tangible Book Value
resulting from a Minimum Offering:........................    $     250,000.00
Increase in Net Tangible Book Value
resulting from a Maximum Offering:........................    $   5,000,000.00
Dilution Per Share to New Investors
resulting from a Minimum Offering:........................    $           2.16
Dilution Per Share to New Investors
resulting from a Maximum Offering:........................    $           1.58

                                 CAPITALIZATION

Total Paid-In Capital on September 15th, 1998:.................... $    5,167
Total Stockholders' Equity:                                        $1,562,514

Total Capitalization:
---------------------

                            As Adjusted         As Adjusted         Actual
                         Minimum Offering     Maximum offering      ------
                         ----------------     ----------------

No Warrants Exercised:       $1,812,514        $ 6,562,514         $1,562,514
                             ----------        -----------         ----------
All Warrants Exercised:      $1,987,514        $10,062,514
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